As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4085264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Cambridge Display Technology Limited

Building 2020

Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

(Address of Principal Executive Offices including Zip Code)

CDT Acquisition Corp. Amended and Restated Stock Incentive Plan

Cambridge Display Technology, Inc. 2004 Stock Incentive Plan

(Full title of the Plans)

Stephen Chandler

Secretary

Cambridge Display Technology, Inc.

c/o Cambridge Display Technology Limited

Building 2020

Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

011 44 1954 713 600

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $ .01 per share	633,000 (2)	$7.85 (4)	$4,969,050 (4)	$584.86
Common Stock, par value $. 01 per share	956,752 (3)	$20.48 (5)	$19,591,390 (5)	$2,305.91
TOTAL	1,589,752	N/A	$24,560,440	$2,890.77

(1)	Such number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions under the CDT Acquisition Corp. Amended and Restated Stock Incentive Plan and the Cambridge Display Technology, Inc. 2004 Stock Incentive Plan are hereby also registered.

(2)	Consists of shares of Common Stock to be offered pursuant to the Cambridge Display Technology, Inc. 2004 Stock Incentive Plan.

(3)	Consists of shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the CDT Acquisition Corp. Amended and Restated Stock Incentive Plan and the Cambridge Display Technology, Inc. 2004 Stock Incentive Plan.

(4)	Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the registrant’s common shares reported on the Nasdaq National Market on January 18, 2005.

(5)	Computed pursuant to Rule 457(h) promulgated under the Securities Act solely for the purpose of determining the registration fee, based on the weighted average exercise price of $20.48 per share for outstanding options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Incorporated by reference in this Registration Statement are the following documents heretofore filed by Cambridge Display Technology, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”):

a.	The Company’s registration statement on Form S-1, originally filed with the Commission on July 30, 2004, as amended (Registration No. 333-117824) pursuant to the Securities Act;

b.	All reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the Registration Statement referred to in (a) above; and

c.	The description of the Company’s Common Stock, par value $ .01 per share (the “Common Stock”), contained in the Company’s registration statement on Form 8-A, filed with the Commission on December 15, 2004, as amended (File No. 000-51079) as such form may be amended for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person (and purchase insurance with respect to such potential liability) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding provided that the corporation may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit subject to the same limitations as described above and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and our bylaws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the Delaware Corporation Law, as amended, and to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with each of our directors and executive officers, pursuant to which we have agreed to indemnify such director or officer against certain liabilities arising under federal securities laws, liabilities arising out of the performance of their duties as a director or officer and certain other claims and liabilities. Under these agreements, we have also agreed to advance any expenses (including legal fees) incurred by such director or officer in connection with such claims and liabilities.

At present there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 10-11.

Item 9.	Undertakings

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, United Kingdom on the 20th day of January, 2005.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:	/s/ David Fyfe
David Fyfe Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Fyfe David Fyfe	Director, Chairman and Chief Executive Officer (principal executive officer)	January 20, 2005

/s/ * Philip F. Berney	Director	January 20, 2005

/s/ * Frank K. Bynum, Jr.	Director	January 20, 2005

/s/ * Gerald Paul Hillman	Director	January 20, 2005

/s/ * James V. Sandry	Director	January 20, 2005

/s/ Michael Black Michael Black	Vice-President, Finance (principal financial and accounting officer)	January 20, 2005

*By:	/s/ David Fyfe
David Fyfe Attorney-in-fact

Index to Exhibits

Exhibit No.	Description of Exhibit
4.1	Specimen certificate for common stock of Cambridge Display Technology, Inc (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

4.2	Warrant, dated as of August 12, 2000, between CDT Acquisition Corp. and Heidrick & Struggles, Inc (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

4.3	Form of Second Amended and Restated Certificate of Incorporation of Cambridge Display Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

4.4	Amended Certificate of Designations (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

4.5	Form of Second Amended and Restated Bylaws of Cambridge Display Technology, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

4.6	Form of Amended and Restated Registration Rights Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees of Cambridge Display Technology, Inc. and its subsidiaries (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

5	Opinion of Debevoise & Plimpton LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5).

24	Powers of Attorney (filed herewith).

99.1	Cambridge Display Technology, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).

99.2	CDT Acquisition Corp. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibits 10.37, 10.38 and 10.39 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117824)).